Exhibit 99.1

 PAB Bankshares, Inc. Announces Record Second Quarter 2005 Earnings

    VALDOSTA, Ga.--(BUSINESS WIRE)--July 26, 2005--PAB Bankshares, Inc. (AMEX: PAB) reported net income of $3.13 million, or $0.32 per diluted share, for the second quarter of 2005, a 47.5% increase compared to the $2.12 million, or $0.22 per diluted share, reported for the same period in 2004. The results for the second quarter also represent a 26.1% increase over the $2.48 million, or $0.26 per diluted share, reported for the first quarter of 2005. The results for the quarter are the highest on record for the $934 million bank holding company headquartered in Valdosta, Georgia. "We are very pleased with our balance sheet growth, our asset quality, and our earnings for the quarter. In addition, our net recoveries of prior loan losses allowed us to decrease the amount we needed to provide to the allowance for loan losses for the quarter. If our loan growth were to continue or if our asset quality were to show some weakness, we would need to increase our loan loss provision again," stated President and CEO, M. Burke Welsh, Jr. "We also had an exceptionally strong quarter for loan production that contributed to the increase in our earnings," added Welsh.
    The Company reported total assets of $933.7 million as of June 30, 2005, a 2.9% increase for the quarter and a 7.5% increase in total assets for the year to date. The increase in assets was funded from in-market deposit growth during the period. The Company reported total deposits of $726.9 million as of quarter end, a 3.7% increase for the quarter and a 10.5% increase in total deposits for the year to date. The Company also reported continued strong loan demand for the quarter with $719.6 million in total loans outstanding as of June 30, 2005, a 5.9% increase from the first quarter of 2005. The Company's loan portfolio has increased $73.5 million, or 11.4%, since year end and $165.1 million, or 29.8%, since June 30, 2004.
    Net earnings for the quarter resulted in a return on average assets ("ROA") of 1.37% and a return on average equity ("ROE") of 14.89%, both an increase compared to the ROA and ROE of 1.16% and 10.84%, respectively, reported for the second quarter last year. The Company also reported a 4.49% net interest margin for the second quarter of 2005 compared to a 4.28% net interest margin for the same period in 2004. The 21 basis point improvement in the net interest margin was due to an increase in interest rates and additional loan volume, offset in part by an increase in the Company's cost of funds. As interest rates rise and the Company's growth continues, the cost of the incremental funds needed to support that growth may result in a tighter net interest spread earned on those assets acquired. The Company's average yield on earning assets for the quarter was 6.62%, a 93 basis point improvement compared to an average yield on earning assets of 5.70% during the second quarter of 2004. In contrast, the Company's average rate paid for interest-bearing deposits and other borrowings was 2.54% for the quarter, an 83 basis point increase compared to an average rate of 1.72% paid for funds during the same period last year.
    The Company provided $153,000 to the allowance for loan losses this quarter, a $307,000 decrease from the previous quarter, and a $447,000 decrease from the fourth quarter of 2004. The Company reported total nonperforming assets of $7.55 million, or 0.81% of total assets, as of June 30, 2005. Of the total nonperforming assets reported at quarter end, $6.56 million, or 86.9%, is tied to one commercial real estate loan relationship. The Company believes that the value of the properties securing the loans in this relationship is sufficient to protect the Company's interests and no loss is anticipated at this time. The Company reported $439,000 in net recoveries of prior loan losses during the quarter, increasing the level of net recoveries recorded for the year to date to $780,000, resulting in an annualized -0.23% ratio of net losses to average loans for the year to date, compared to a 0.19% net loss ratio for the same period in 2004.
    The Company's sole operating subsidiary is The Park Avenue Bank headquartered in Valdosta, Georgia. The Bank operates 17 branch offices and three loan production offices in Adel, Athens, Atlanta, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, Stockbridge, and Valdosta, Georgia, and in Ocala and St. Augustine, Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company is available on the Internet at www.pabbankshares.com. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.
    Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings, expansion plans, and projected growth, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can;
(6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; and (9) economic, governmental or other factors may prevent the projected population and commercial growth in the counties and cities in which we operate. The Company undertakes no obligation to revise these statements following the date of this press release.



PAB BANKSHARES, INC.                   Period Ended
                    --------------------------------------------------
SELECTED QUARTERLY
 FINANCIAL DATA      06/30/05  03/31/05  12/31/04  09/30/04  06/30/04
----------------------------------------------------------------------
(Dollars in
 thousands except
 per share and other
 data)
Summary of
 Operations:
Interest income       $14,180   $12,467   $11,129   $10,328    $9,552
Interest expense        4,581     3,894     3,201     2,611     2,381
----------------------------------------------------------------------
  Net interest
   income               9,599     8,573     7,928     7,717     7,171
----------------------------------------------------------------------
Provision for loan
 losses                   153       460       600         -         -
Other income            1,458     1,347     1,434     1,614     1,490
Other expense           6,228     5,765     5,429     6,287     5,613
----------------------------------------------------------------------
  Income before
   income tax
   expense              4,676     3,695     3,333     3,044     3,048
Income tax expense      1,549     1,216     1,122       983       928
----------------------------------------------------------------------
  Net income           $3,127    $2,479    $2,211    $2,061    $2,120
======================================================================
Net interest income
 on a tax-equivalent
 basis                 $9,648    $8,615    $7,971    $7,760    $7,214
Per Share Ratios:
Net income - basic      $0.33     $0.26     $0.23     $0.21     $0.23
Net income - diluted     0.32      0.26      0.23      0.21      0.22
Dividends declared
 for period              0.12      0.11      0.10      0.10      0.07
Dividend payout
 ratio                  36.57%    42.27%    42.95%    46.10%    31.39%
Book value at end of
 period                 $8.87     $8.65     $8.53     $8.46     $8.19
Common Share Data:
Outstanding at
 period end         9,528,508 9,525,428 9,495,320 9,500,720 9,496,360
Weighted average
 outstanding during
 period             9,526,343 9,498,988 9,492,103 9,491,439 9,515,438
Diluted weighted
 average outstanding
 during period      9,671,945 9,648,630 9,629,082 9,608,360 9,640,837
Selected Average
 Balances:
Total assets         $918,643  $892,189  $825,617  $770,782  $736,898
Earning assets        861,462   833,451   763,829   710,407   677,527
Loans                 693,433   665,750   616,191   572,102   551,675
Deposits              712,193   683,828   616,614   572,119   561,141
Stockholders' equity   84,245    82,657    81,795    79,710    78,647
Selected Period End
 Balances:
Total assets         $933,747  $907,131  $868,975  $797,098  $739,237
Earning assets        863,965   854,721   808,886   735,072   679,232
Loans                 719,634   679,608   646,149   600,450   554,524
Allowance for loan
 losses                10,460     9,867     9,066     9,562     9,609
Deposits              726,921   701,041   657,550   575,775   565,613
Stockholders' equity   84,560    82,387    81,000    80,370    77,735
Tier 1 Regulatory
 Capital               88,969    86,961    85,465    84,307    83,238
Performance Ratios:
Return on average
 assets                  1.37%     1.13%     1.07%     1.06%     1.16%
Return on average
 stockholders'
 equity                 14.89%    12.16%    10.75%    10.29%    10.84%
Net interest margin      4.49%     4.19%     4.15%     4.35%     4.28%
Efficiency ratio
 (excluding the
 following items):      55.97%    57.85%    57.06%    67.16%    64.55%
    Securities gains
     (losses)
     included in
     other income          (1)        -        (1)        6        (1)
    Other gains
     (losses)
     included in
     other income         (19)       (3)     (109)        7        10
Selected Asset
 Quality Factors:
Nonaccrual loans       $7,534    $6,531    $1,417    $3,857    $4,484
Loans 90 days or
 more past due and
 still accruing             9         6        11        10         9
Other impaired loans
 (troubled-debt
 restructurings)            -         -     2,045     2,170     2,179
Other real estate
 and repossessions          2         1        30     4,310     4,298
Asset Quality
 Ratios:
Net charge-offs to
 average loans
 (annualized YTD)       -0.23%    -0.21%     0.29%     0.14%     0.19%
Nonperforming loans
 to total loans          1.05%     0.96%     0.54%     1.00%     1.20%
Nonperforming assets
 to total assets         0.81%     0.72%     0.40%     1.30%     1.48%
Allowance for loan
 losses to total
 loans                   1.45%     1.45%     1.40%     1.59%     1.73%
Allowance for loan
 losses to
 nonperforming loans   138.66%   150.95%   261.04%   158.66%   144.03%
Other Selected
 Ratios and
 Nonfinancial Data:
Average loans to
 average earning
 assets                 80.49%    79.88%    80.67%    80.53%    81.42%
Average loans to
 average deposits       97.37%    97.36%    99.93%   100.00%    98.31%
Average
 stockholders'
 equity to average
 assets                  9.17%     9.26%     9.91%    10.34%    10.67%
Full-time equivalent
 employees                291       287       277       274       277
Bank branch offices        17        17        17        17        16
Bank loan production
 offices                    3         2         2         2         2
Bank ATMs                  18        17        17        17        17

PAB BANKSHARES, INC.                   Period Ended
                    --------------------------------------------------
SELECTED YEAR-TO-
 DATE FINANCIAL DATA 06/30/05  03/31/05  12/31/04  09/30/04  06/30/04
----------------------------------------------------------------------
(Dollars in
 thousands except
 per share and other
 data)
Summary of
 Operations:
Interest income       $26,647   $12,467   $40,597   $29,467   $19,139
Interest expense        8,474     3,894    10,624     7,422     4,811
----------------------------------------------------------------------
  Net interest
   income              18,173     8,573    29,973    22,045    14,328
----------------------------------------------------------------------
Provision for loan
 losses                   614       460       600         -         -
Other income            2,805     1,347     6,344     4,910     3,296
Other expense          11,993     5,765    23,055    17,626    11,339
----------------------------------------------------------------------
  Income before
   income tax
   expense              8,371     3,695    12,662     9,329     6,285
Income tax expense      2,765     1,216     4,144     3,022     2,039
----------------------------------------------------------------------
  Net income           $5,606    $2,479    $8,518    $6,307    $4,246
======================================================================
Net interest income
 on a tax-equivalent
 basis                $18,263    $8,615   $30,148   $22,177   $14,416
Per Share Ratios:
Net income - basic      $0.59     $0.26     $0.89     $0.66     $0.45
Net income - diluted     0.58      0.26      0.88      0.65      0.44
Dividends declared
 for the period          0.23      0.11      0.34      0.24      0.14
Dividend payout
 ratio                  39.09%    42.27%    37.93%    36.18%    31.36%
Common Share Data:
Weighted average
 outstanding during
 period             9,512,741 9,498,988 9,499,709 9,502,263 9,507,735
Diluted weighted
 average outstanding
 during period      9,660,612 9,648,630 9,642,065 9,646,383 9,665,757
Selected Average
 Balances:
Total assets         $905,124  $892,189  $765,016  $746,485  $732,762
Earning assets        847,534   833,451   704,345   686,269   672,521
Loans                 679,668   665,750   569,858   556,197   546,612
Deposits              698,089   683,828   575,767   563,871   558,274
Stockholders' equity   83,456    82,657    79,499    78,727    78,230
Performance Ratios:
Return on average
 assets                  1.25%     1.13%     1.11%     1.13%     1.17%
Return on average
 stockholders'
 equity                 13.55%    12.16%    10.71%    10.70%    10.91%
Net interest margin      4.35%     4.19%     4.28%     4.32%     4.31%
Efficiency ratio
 (excluding the
 following items):      56.86%    57.85%    63.18%    65.64%    64.82%
    Securities gains
     (losses)
     included in
     other income          (1)        -         5         6         1
    Other gains
     (losses)
     included in
     other income         (22)       (3)      119       227       220
Other Selected
 Ratios:
Average loans to
 average earning
 assets                 80.19%    79.88%    80.91%    81.05%    81.28%
Average loans to
 average deposits       97.36%    97.36%    98.97%    98.64%    97.91%
Average
 stockholders'
 equity to average
 assets                  9.22%     9.26%    10.39%    10.55%    10.68%



    CONTACT: PAB Bankshares
             Laura A. Hancock, CPA, 229-241-2775, ext. 486
             laurah@parkavebank.com